Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into this 15th day of January, 2009, by and between PETROALGAE INC., a Delaware corporation (“Seller,” or the “Company”), and Engineering Automation and Design, Inc., a Nebraska corporation (“Purchaser”).

W I T N E S S E T H :

WHEREAS, the Company, through its subsidiary, PA, LLC, a Delaware limited liability company, f/k/a as PetroAlgae, LLC (the “LLC”), is currently developing and commercializing certain oil-from-algae technologies, and EAD Constructors, Inc., a Nebraska corporation and wholly owned subsidiary of the Purchaser (“Constructors”) has been retained by the LLC to assist the LLC in the design and engineering, and construction of facilities for the growth and harvesting of algae for the production of algae oil (the “Services”).

WHEREAS, the Company, the LLC, Constructors and Purchaser desire for the Company to issue to the Purchaser one hundred fifty-one thousand fifty-seven (151,057) shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) as partial consideration, partially in advance, for the Services (the “Stock Purchase”), to be performed prior to June 30, 2009, as that term is defined or will be defined in the Services Agreement, by Constructors, in lieu of cash consideration (in part) for such Services.

WHEREAS, as of the date hereof, Constructors has provided Services to the LLC without a formal written agreement, however, Constructors and the LLC are currently negotiating a formal written development services agreement governing the Services (the “Services Agreement”)( the period of time commencing on to the first day of the calendar month following the calendar month in which the Services Agreement is executed is sometimes referred to herein as the “Post Agreement Period”), and it is anticipated that a final form of the Services Agreement will be executed no later than sixty (60) days after the date hereof.

WHEREAS, the Shares will account for one million dollars ($1,000,000) of the total consideration to be paid by the LLC to Constructors during the Post Agreement Period for the Services, with the remainder of the total consideration for the Services to be paid in cash or cash equivalents mutually agreed upon by the LLC and Constructors.

WHEREAS, the Shares will be subject to repurchase rights in favor of the Company as described herein, which shall lapse for Shares as the Services are provided to the LLC according to a schedule provided in the Services Agreement.

WHEREAS, the Stock Purchase will otherwise be subject to the terms and conditions contained herein.

WHEREAS, in addition to this Agreement and the Services Agreement, the Shares will also be subject to a lock-up agreement in favor of the Company for a period of time mutually acceptable to the Company and the Purchaser (the “Lock-Up Agreement”) and a Registration Rights Agreement providing for piggyback, but not demand, registration rights for the Shares (the “RRA”), final forms of which will in good faith be negotiated, finalized and executed, with terms and conditions mutually acceptable to the Company and the Purchaser, between the Company and the Purchaser no later than sixty (60) days after the date hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, undertakings and obligations set forth herein, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

SALE AND PURCHASE OF THE SHARES

Section 1.1 Sale and Purchase of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, and on the basis of the representations, warranties, covenants, agreements, undertakings and obligations contained herein, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to accept, the Shares as partial consideration in advance for the Services to be provided by Constructors to the LLC free and clear of any and all Liens (as defined in hereof), for the consideration specified in this.

Section 1.2 Purchase Price. The deemed purchase price for the Shares (the “Purchase Price”), which shall be partial consideration for the Services to be provided by Constructors to the LLC, shall be one million dollars ($1,000,000) for a per-share purchase price of six dollars and 62/00 ($6.62) (the “Per-Share Purchase Price”).

Section 1.3 Certificate. Promptly after execution of this Agreement, and in any event no later than ten (10) days after the execution hereof, the Company shall cause a duly executed certificate (the “Certificate”) evidencing the Shares in the name of the Purchaser to be created and delivered to the Purchaser. The Certificate may bear such legends reflecting the terms hereof or terms of the Post-Issuance Agreements (defined below) as may be deemed necessary by the Company in its reasonable discretion.

ARTICLE 2

REPURCHASE RIGHTS

Section 2.1 Shares Issued Subject to Repurchase. The Shares are issued subject to repurchase by the Company until such repurchase rights lapse according to a schedule to be provided in the Services Agreement. The repurchase rights for Shares will not begin to lapse until all the Post-Issuance Agreements are executed. The Company may exercise its repurchase rights with respect to any Shares at any time after issuance and prior to the time the repurchase rights lapse for such Shares. The repurchase price for each Share shall be $0.001. In the event that the Company elects to exercise its repurchase rights with respect to any Shares, the Company shall so inform the Purchaser in writing and the Purchaser shall immediately transfer such repurchased Shares back to the Company (and execute any stock power or other document effecting such transfer) and return the Certificate to the Company and the Purchaser shall have no further rights with respect to the repurchased Shares. Thereafter the Purchaser will execute such additional instruments and take such actions as may be reasonably requested by the Company to carry out the intent and purpose, or otherwise reflect, such

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repurchase. The Company will thereafter promptly issue a new certificate evidencing the Shares which the Company did not repurchase, if any. The lapsing of the repurchase rights shall be consideration for the agreed upon amount of the Services. Unless otherwise agreed to between the LLC and Constructors in the Services Agreement, the remainder of consideration for the Services will be paid in cash or cash equivalent by the LLC under the terms provided in the Services Agreement. This monthly lapsing shall continue until whichever of the following occurs first: (x) the repurchase rights have lapsed with respect to all of the Shares, (y) until the Services Agreement terminates or expires, or (z) June 30, 2009. Any lapsing of the repurchase rights shall have no effect on any other restrictions with respect to the Shares (including without limitation all restrictions contained herein and in the Lock-Up Agreement).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As used herein (i) any reference to any event, change or effect being “material” with respect to the Company means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, business, operations, prospects, assets or results of operations of the Company, and (ii) the term “Material Adverse Effect” on the Company means a material adverse effect on the condition (financial or otherwise), properties, business, operations, prospects, assets or results of operations of the Company.

The Company hereby represents and warrants to Purchaser as follows:

Section 3.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such licensing, qualification or good standing, except for any failure to so license, qualify or be in such good standing, which, when taken together with all other such failures, has not had, does not have and could not reasonably be expected to have a Material Adverse Effect on the Company. The LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as it is now being conducted. The LLC is duly qualified or licensed to do business as a foreign limited liability company and is in good standing as a foreign limited liability company in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such licensing, qualification or good standing, except for any failure to so license, qualify or be in such good standing, which, when taken together with all other such failures, has not had, does not have and could not reasonably be expected to have a Material Adverse Effect on the LLC.

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Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists solely of 300,000,000 shares of Common Stock, and 25,000,000 shares of Preferred Stock, of which 104,274,189 shares of Common Stock are issued and outstanding and of which no shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued in compliance with all foreign, federal and state securities laws.

(b) The Shares to be issued and sold by the Company to the Purchaser hereunder have been duly and validly authorized and, when issued and delivered as provided herein, will be duly and validly issued and upon lapse of the repurchase right in accordance with Section 2.1 above, shall be fully paid and non-assessable.

Section 3.3 Corporate Authority. The Company has taken all corporate action necessary in order to execute, deliver and perform fully, its obligations under this Agreement and to consummate the stock purchase contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Stock Purchase contemplated hereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceeding with respect to the Company is necessary to authorize this Agreement or the Stock Purchase contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 3.4 No Violations. The execution and delivery by the Company of this Agreement does not, and the performance and consummation by the Company of the Stock Purchase contemplated hereby will not, directly or indirectly (with or without the giving of notice or the lapse of time or both):

(a) contravene, conflict with, or constitute or result in a breach or violation of, or a default under (i) any provision of the Company’s Certificate of Incorporation or By-laws or (ii) any resolution adopted by the Board of Directors (or similar governing body) of the Company; or

(b) contravene, conflict with, or constitute or result in a breach or violation of any Law (as defined below), award, decision, injunction, judgment, decree, settlement, order, process, ruling, subpoena or verdict (whether temporary, preliminary or permanent) entered, issued, made or rendered by any court, administrative agency, arbitrator, Governmental Entity or other tribunal of competent jurisdiction (“Order”) or give any Governmental Entity or any other person the right to challenge the Stock Purchase contemplated hereby.

For purposes of this Agreement, the term “Law” shall mean any federal, state, local, municipal, foreign, international, multinational, or other constitution, law, rule, standard, requirement, administrative ruling, order, ordinance, principle of common law, legal doctrine, code, regulation, statute, treaty or process.

Section 3.5 Actions. There are no civil, criminal, administrative, investigative or informal actions, audits, demands, suits, claims, arbitrations, hearings, litigations, disputes, investigations or other proceedings of any kind or nature (“Actions”) or Orders issued,

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pending or, to the knowledge of the Company, threatened, against the Company, the LLC or any of its respective assets, at Law, in equity or otherwise, in, before, by, or otherwise involving, any Governmental Entity, arbitrator or other Person that individually or in the aggregate, (i) have had, do have or could reasonably be expected to have a Material Adverse Effect on the Company or the LLC, as the case may be or (ii) question or challenge the validity or legality of, or have the effect of prohibiting, preventing, restraining, restricting, delaying, making illegal or otherwise interfering with, this Agreement, the consummation of the Stock Purchase contemplated hereby or any action taken or proposed to be taken by the Company or the LLC pursuant hereto or in connection with the Stock Purchase contemplated hereby. To the knowledge of the Company, no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Action or the issuance of any such Order.

Section 3.6 SEC Reports. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, and other than as noted by a comment letter from the Staff of the Securities and Exchange Commission dated December 19, 2008, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.7 Listing of Common Stock. The Common Stock is eligible to trade and be quoted on, and is quoted on, the over-the-counter Bulletin Board market maintained by The Nasdaq Stock Market (the “OTCBB”) and the Company has received no notice or other communication indicating that such eligibility is subject to challenge or review by any applicable regulatory agency, electronic market administrator, or exchange. The Company has not, and shall not take any action that would preclude, or otherwise jeopardize, the inclusion of the Common Stock for quotation on the OTCBB. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all listing requirements of the OTCBB.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 4.1 Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska. Constructors is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska.

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Section 4.2 Corporate Authority. Purchaser has the full legal right, requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform fully, its obligations under this Agreement and to consummate the Stock Purchase. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the Stock Purchase have been duly authorized and approved by the governing body of Purchaser and no other corporate proceeding with respect to Purchaser is necessary to authorize this Agreement or the Stock Purchase contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 4.3 No Violations. The execution and delivery by Purchaser of this Agreement does not, and the performance and consummation by Purchaser of the Stock Purchase will not, with respect to Purchaser, directly or indirectly (with or without the giving of notice or the lapse of time or both):

(i) contravene, conflict with, or constitute or result in a breach or violation of, or a default under (A) any provision of the Articles of Incorporation or By-laws (or equivalent documents) of Purchaser or (B) any resolution adopted by the Board of Directors (or similar governing body) of Purchaser; or

(ii) contravene, conflict with, or constitute or result in a breach or violation of, any material Law or Order to which Purchaser, or any of the assets owned or used by Purchaser, are subject.

Section 4.4 Securities Act. Purchaser is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) in any manner that would be in violation of the Securities Act.

Section 4.5 Purchaser Status. At the time Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

Section 4.6 Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser understands that it must be able to bear the economic risk of this investment in the Shares indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

Section 4.7 Access to Information. Purchaser acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information (other than material non-public information) about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company

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possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

Section 4.8 Restricted Securities. Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser acknowledges and agrees that Purchaser shall have no right to have the Shares so registered other than as may be explicitly provided in the RRA. The restrictions contained herein shall be in addition to those contained in the Lock-Up Agreement.

ARTICLE 5

COVENANTS

Section 5.1 Public Announcements. Each of the parties hereto shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Stock Purchase contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation and without the consent of the other parties.

Section 5.2 Notices of Certain Events. In addition to any other notice required to be given by the terms of this Agreement, each of the parties shall promptly notify the other parties hereto of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Stock Purchase contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Stock Purchase contemplated by this Agreement; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party or that relate to the consummation of the Stock Purchase contemplated by this Agreement.

Section 5.3 RRA, Lock-Up Agreement, and Services Agreement. The Company and Purchaser shall in good faith use reasonable diligence to negotiate, finalize, and execute final forms of the RRA and the Lock-Up Agreement (collectively, with the Services Agreement, the “Post-Issuance Agreements”) on terms and conditions mutually acceptable to the parties thereto no later than sixty (60) days after the date hereof, unless extended by mutual written agreement of the Company and Purchaser (the “Execution Deadline”). The Company shall cause the LLC, and the Purchaser shall cause Constructors to, in good faith use reasonable diligence to negotiate, finalize, and execute final form of the Services Agreement on terms and conditions mutually acceptable to the parties thereto no later than the Execution Deadline. In the event that all of the Post-Issuance Agreements are not so executed by all necessary parties prior to the Execution Deadline, then this Agreement shall immediately terminate as provided in Sections 7.1 and

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7.2 below. Notwithstanding anything contained herein to the contrary, prior to the execution by all applicable parties of all the Post-Issuance Agreements, the Purchaser shall under no circumstances and in no form whatsoever, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Shares.

ARTICLE 6

[RESERVED]

ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement shall immediately terminate in the event that the Company and the Purchaser are not able to agree upon, finalize, and execute the RRA and the Lock-Up Agreement by the Execution Deadline. This Agreement shall immediately terminate in the event that the LLC and the Purchaser are not able to agree upon, finalize, and execute the Services Agreement by the Execution Deadline. Either party may terminate this Agreement if the other party breaches this Agreement prior to the Execution Deadline.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to of this Agreement, this Agreement (other than (Fees and Expenses), (Governing Law), (Consent to Jurisdiction; Waiver of Jury Trial), which shall remain in full force and effect) shall forthwith become null and void and no party hereto shall have any Liability or further obligation to any other party hereto, except as provided in this ; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions of the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to fully comply with its obligations under this Agreement, the terminating party’s rights to pursue all legal remedies will survive such termination unimpaired. Purchaser acknowledges that in the event any termination takes place under Section 5.3, or otherwise prior to the execution by all relevant parties of all the Post-Issuance Agreements, then, the following will occur: (i) any and all rights the Purchaser may have with respect to the Shares shall immediately terminate, and the Purchaser will have no further rights with respect thereto, (ii) the Shares will immediately transfer to the Company and the Purchaser will execute any stock power the Company may request to show the transfer of the Shares to the Company, and (iii) the Purchaser shall immediately surrender the Certificate at the offices of the Company.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on the date received if delivered personally or by facsimile or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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If to Seller:

PetroAlgae Inc.

1901 S. Harbor City Boulevard

Suite 300

Melbourne, Florida 32901

Attn: David Szostak

Facsimile: (321) 723-7047

If to Purchaser:

Engineering, Automation and Design, Inc.

4160 South 133rd Street, Suite 106

Omaha, Nebraska 38137

Attn: Stephen M. Lichter, P.E.

Facsimile: (402) 884-8651

Section 8.2 Amendments; No Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Purchaser; or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.3 Fees and Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the obligations contemplated hereby shall be paid by the party incurring such cost or expense. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

Section 8.4 Successors and Assigns; No Third-Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, but any such transfer or assignment will not relieve the appropriate party of its obligations hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement or any provision of this Agreement.

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Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 8.6 Consent to Jurisdiction; Waiver of Jury Trial.

(a) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Stock Purchase contemplated hereby may be brought in any federal or state court located in the City of Wilmington, State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in shall be deemed effective service of process on such party.

(b) Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, any document referred to in this Agreement or the Stock Purchase contemplated hereby.

Section 8.7 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.8 Entire Agreement. This Agreement, together with the Post-Issuance Agreements, when executed and delivered, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 8.9 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 8.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Stock Purchase contemplated hereby is not affected in any manner materially adverse to any

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parties. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 8.11 Definition and Usage.

For purposes of this Agreement:

“Governmental Entity” means any foreign, federal, state, local, municipal, county or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department or official thereof).

“Liability” means any debt, liability, commitment or obligation of any kind, character or nature whatsoever, whether known or unknown, choate or inchoate, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any charges, claims, community property interests, conditions, conditional sale or other title retention agreements, covenants, easements, encumbrances, equitable interests, exceptions, liens, mortgages, options, pledges, reservations, rights of first refusal, security interests, or restrictions of any kind other than the repurchase rights of the Company as described Article 2, including any restrictions on use, voting, transfer, alienation, receipt of income, or exercise of any other attribute of ownership.

Section 8.12 Survival. All covenants contained herein shall survive the execution of this Agreement and the delivery of the Shares. Other than those contained in Section 3.2(a), the representations and warranties contained herein shall survive execution hereof and remain true and correct in all material respects until all of the Post-Issuance Agreements have been executed. It shall be deemed a breach of this Agreement if any of the representations and warranties contained herein (other than those contained in Section 3.2(a)) cease to be true and correct in all material respects prior to the execution of all the Post-Issuance Agreements. The representations and warranties contained herein shall not survive the execution of the Post-Issuance Agreements; provided, however, that the representations and warranties of the Purchaser set forth in Section 4.4, Section 4.5, Section 4.6, Section 4.7, and Section 4.8 shall survive the execution thereof.

Section 8.13 Further Assurances. From time to time, each party hereto will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

Section 8.14 Review of Agreement. Each party hereto acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

Section 8.15 Brokerage. Each party hereto represents and warrants to the other that there are no claims for brokerage commissions or finder’s fees or agent’s commissions or other like payment in connection with this Agreement or the transactions

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contemplated hereby, except for such commissions and fees incurred by reason of any action taken by a party hereto that will be paid by and be the responsibility of such party.

Section 8.16 Additional Matters. The Company, on behalf of itself and the LLC, hereby acknowledges and agrees that neither the Purchaser nor any of its affiliates (including Constructors) (a) is assuming, or shall be deemed to have assumed on any basis, any obligation to fund, or any other liability or exposure of any nature relating to, the operations of the Company or the LLC, nor (b) shall be restricted on any basis from providing additional services, whether or not related to the Services, to the Company or the LLC, or from providing services to any third parties, whether or not a competitor of the Company or the LLC, provided that in providing such services to a third party neither the Purchaser nor any of its affiliates utilizes any confidential or proprietary information of the Company or the LLC.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written by the duly authorized officers of the Seller and the Purchaser.

SELLER:
PETROALGAE INC.
By:	/s/ David Szostak
Name:	David Szostak
Title:	President

PURCHASER:

ENGINEERING AUTOMATION AND DESIGN, INC.

By:	/s/ Stephen M. Lichter
Name:	Stephen M. Lichter, P.E.
Title:	President

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

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